As filed with the Securities and Exchange Commission on April 23, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

Senstar Technologies Corporation
(Exact name of registrant as specified in its charter)

Ontario (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
119 John Cavanaugh Drive Ottawa, Ontario, Canada (Address of principal executive offices)	K0A 1L0 (Zip Code)

Senstar Technologies Corporation Stock Option Plan
(Full Title of the Plan)

Senstar Inc.
13800 Coppermine Road
2nd Floor Suite 221
Herndon, VA 20171
United States
Tel: +1-613-839-5572
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Tuvia J. Geffen, Adv. Idan Lidor, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972-3-623-5000	Steven J. Glusband, Esq. Guy Ben Ami, Esq. Carter Ledyard & Milburn LLP 28 Liberty St. New York, NY 10005 Tel: (212) 238-8605	Nick Guadagnolo, Esq. Osler, Hoskin & Harcourt LLP 1 First Canadian Place Toronto, ON M5X 1B8 Tel: (416) 362-2111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 250,000 Common Shares for issuance under the Senstar Technologies Corporation Stock Option Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-282348) filed with the Securities and Exchange Commission on September 26, 2024, is incorporated herein by reference and the information required by Part II is omitted, except to the extent superseded hereby or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference the following documents:

(i)	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on April 23, 2025;

(ii)
the description of the Registrant’s Common Shares contained in Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 23, 2025.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Articles and By-laws of the Company (filed as Exhibit 3.1 to the Registration Statement on Form F-4 filed on September 27, 2023 and incorporated herein by reference)
4.2	Senstar Technologies Corporation Stock Option Plan (Filed as Exhibit 4.4 to our Annual Report on Form 20-F for the year ended December 31, 2024, and incorporated herein by reference)
5.1	Opinion of Osler, Hoskin & Harcourt LLP, Ontario counsel, as to the validity of the Company’s Common Shares (including consent)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ottawa, Ontario, on April  23, 2025.

SENSTAR TECHNOLOGIES CORPORATION By: /S/ Gillon Beck Name: Gillon Beck Title: Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Gillon Beck, Fabien Haubert or Alicia Kelly, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 23, 2025 in the capacities indicated:

	Name	Title

By:	/S/ Fabien Haubert	Chief Executive Officer
	Fabien Haubert	(Principal Executive Officer)

By:	/S/ Alicia Kelly	Chief Financial Officer
	Alicia Kelly	(Principal Financial Officer and Principal Accounting Officer)

By:	/S/ Gillon Beck	Chairman of the Board
Gillon Beck

By:	/S/ Jacob Berman	Director
Jacob Berman

By:	/S/ Tom Overwijn	Director
Tom Overwijn

By:	/S/ Kelli Roiter	Director
Kelli Roiter

Senstar Inc.

By:	/S/ Fabien Haubert	Authorized Representative in the United States
Name: Fabien Haubert Title: Authorized Signatory